UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2013

Commission File Number  001-33572

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01	Other Events

On July 1, 2013, Bank of Marin Bancorp (“Bancorp”) (NASDAQ: BMRC) and NorCal Community Bancorp (“NorCal”) announced that they entered into an Agreement and Plan of Merger, dated as of July 1, 2013 (the “Merger Agreement”), pursuant to which NorCal will merge with and into Bancorp, and Bank of Alameda, the wholly owned subsidiary of NorCal, will merge with and into Bank of Marin, the wholly owned subsidary of Bancorp.

A copy of the press release issued jointly by Bancorp and NorCal announcing the execution of the Merger Agreement is included as Exhibit 99.1 to this report and is incorporated herein by reference. In addition, Bancorp will be providing supplemental information regarding the proposed transaction in connection with a conference call with analysts and investors. The slides to be used in connection with the conference call are attached hereto as Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

The following exhibits are filed herewith:

99.1	Press release issued jointly by Bank of Marin Bancorp and NorCal Community Bancorp on July 1, 2013.

99.2	Investor Presentation, dated July 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2013	BANK OF MARIN BANCORP

	by:	/s/ Russell A. Colombo

Russell A. Colombo
President & Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued jointly by Bank of Marin Bancorp and NorCal Community Bancorp on July 1, 2013.

99.2	Investor Presentation, dated July 2, 2013.